UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

1347 CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road, 6th Floor, Itasca IL 60143
(Address of principal executive offices, including Zip Code)

(847) 700-8064

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 23, 2015, the 1347 Capital Corp. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted to (i) elect two Class A directors of the Company and (ii) ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015.

Set forth below are the final voting results for each proposal:

1. Election of Directors

The following persons were duly elected as Class A directors of the Company for three-year terms which will expire at the Company’s annual meeting of stockholders in 2018, or until their successors are duly elected and qualified. The table below sets forth the voting results for each nominee:

Name	Votes For	Votes Withheld
Hassan R. Baqar	3,944,565	704,540
Joshua Horowitz	4,569,105	80,000

2. Ratification of Auditors

At the Annual Meeting, the Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Set forth below are the results of the stockholder vote on this proposal:

Proposal	Votes For	Votes Against	Abstentions
Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2015	4,649,104	0	1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2015

1347 CAPITAL CORP.

By:	/s/ Hassan R. Baqar
Hassan R. Baqar
Chief Financial Officer, Secretary and Director